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                                                                [CONFORMED COPY]











                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                January 25, 1998

                                     between

                          DIGITAL EQUIPMENT CORPORATION

                                       and

                           COMPAQ COMPUTER CORPORATION






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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                               ARTICLE 1 THE MERGER


SECTION 1.01.  The Merger......................................................1
SECTION 1.02.  Shareholder Approval............................................1
SECTION 1.03.  Conversion of Shares............................................2
SECTION 1.04.  Dissenter's Rights..............................................3
SECTION 1.05.  Surrender and Payment...........................................3
SECTION 1.06.  Stock Options...................................................5
SECTION 1.07.  Employee Stock Purchase Plans...................................6
SECTION 1.08.  Stock Units.....................................................6
SECTION 1.09.  Adjustments.....................................................7
SECTION 1.10.  Fractional Shares; Options on Fractional Shares.................7
SECTION 1.11.  Withholding Rights..............................................7
SECTION 1.12.  Lost Certificates...............................................7
SECTION 1.13.  Closing.........................................................8

                       ARTICLE 2 THE SURVIVING CORPORATION


SECTION 2.01.  Articles of Organization........................................8
SECTION 2.02.  Bylaws..........................................................8
SECTION 2.03.  Directors and Officers..........................................8

             ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


SECTION 3.01.  Corporate Existence and Power...................................9
SECTION 3.02.  Corporate Authorization.........................................9
SECTION 3.03.  Governmental Authorization......................................9
SECTION 3.04.  Non-contravention..............................................10
SECTION 3.05.  Capitalization.................................................10
SECTION 3.06.  Subsidiaries...................................................11
SECTION 3.07.  SEC Filings....................................................12
SECTION 3.08.  Financial Statements...........................................12
SECTION 3.09.  Disclosure Documents...........................................12
SECTION 3.10.  Absence of Certain Changes.....................................13
SECTION 3.11.  No Undisclosed Material Liabilities............................15
SECTION 3.12.  Compliance with Laws and Court Orders..........................15
SECTION 3.13.  Litigation.....................................................15
SECTION 3.14.  Finder's Fees..................................................15





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SECTION 3.15.  Taxes..........................................................16
SECTION 3.16.  Employees Benefit Plans........................................16
SECTION 3.17.  Environmental Matters..........................................18
SECTION 3.18.  Purchase Accounting Treatment..................................19
SECTION 3.19.  Opinion of Financial Advisor...................................19
SECTION 3.20.  Patents and Other Proprietary Rights...........................19
SECTION 3.21.  Antitakeover Statutes and Rights Agreement.....................20

                ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT


SECTION 4.01.  Corporate Existence and Power..................................20
SECTION 4.02.  Corporate Authorization........................................21
SECTION 4.03.  Governmental Authorization.....................................21
SECTION 4.04.  Non-contravention..............................................21
SECTION 4.05.  Capitalization.................................................21
SECTION 4.06.  Subsidiaries...................................................22
SECTION 4.07.  SEC Filings....................................................23
SECTION 4.08.  Financial Statements...........................................24
SECTION 4.09.  Disclosure Documents...........................................24
SECTION 4.10.  Absence of Certain Changes.....................................24
SECTION 4.11.  No Undisclosed Material Liabilities............................25
SECTION 4.12.  Compliance with Laws and Court Orders..........................25
SECTION 4.13.  Litigation.....................................................26
SECTION 4.14.  Finder's Fees..................................................26
SECTION 4.15.  Taxes..........................................................26
SECTION 4.16.  Employee Benefit Plans.........................................27
SECTION 4.17.  Environmental Matters..........................................28
SECTION 4.18.  Purchase Accounting Treatment..................................28
SECTION 4.19.  Opinion of Financial Advisor...................................28
SECTION 4.20.  Patents and Other Proprietary Rights...........................28

                        ARTICLE 5 COVENANTS OF THE COMPANY


SECTION 5.01.  Conduct of the Company.........................................29
SECTION 5.02.  Stockholder Meeting; Proxy Material............................31
SECTION 5.03.  Other Offers...................................................31

                          ARTICLE 6 COVENANTS OF PARENT


SECTION 6.01.  Conduct of Parent..............................................33
SECTION 6.02.  Obligations of Merger Subsidiary...............................33
SECTION 6.03.  Voting of Shares...............................................33





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SECTION 6.04.  New Parent Preferred Stock.....................................34
SECTION 6.05.  Director and Officer Liability.................................34
SECTION 6.06.  Registration Statement; Form S-8...............................34
SECTION 6.07.  Stock Exchange Listing.........................................34
SECTION 6.08.  Employee Benefits..............................................34
SECTION 6.09.  Board Candidate................................................35

                  ARTICLE 7 COVENANTS OF PARENT AND THE COMPANY


SECTION 7.01.  Reasonable Best Efforts........................................35
SECTION 7.02.  Filings; Other Action..........................................35
SECTION 7.03.  Public Announcements...........................................37
SECTION 7.04.  Further Assurances.............................................37
SECTION 7.05.  Notices of Certain Events......................................37
SECTION 7.06.  Affiliates.....................................................37
SECTION 7.07.  Access to Information; Confidentiality.........................38

                        ARTICLE 8 CONDITIONS TO THE MERGER


SECTION 8.01.  Conditions to the Obligations of Each Party....................38
SECTION 8.02.  Conditions to the Obligations of Parent and Merger Subsidiary..39
SECTION 8.03.  Conditions to the Obligations of the Company...................39

                              ARTICLE 9 TERMINATION


SECTION 9.01.  Termination....................................................40
SECTION 9.02.  Effect of Termination..........................................40

                             ARTICLE 10 MISCELLANEOUS


SECTION 10.01.  Notices.......................................................41
SECTION 10.02.  Survival of Representations and Warranties....................42
SECTION 10.03.  Amendments; No Waivers........................................42
SECTION 10.04.  Expenses......................................................42
SECTION 10.05.  Successors and Assigns........................................44
SECTION 10.06.  Governing Law.................................................44
SECTION 10.07.  Jurisdiction..................................................44
SECTION 10.08.  Waiver of Jury Trial..........................................44
SECTION 10.09.  Counterparts; Effectiveness...................................44
SECTION 10.10.  Entire Agreement..............................................45

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SECTION 10.11.  Captions......................................................45
SECTION 10.12.  Severability..................................................45
SECTION 10.13.  Merger Subsidiary.............................................45
SECTION 10.14.  Specific Performance..........................................45
SECTION 10.15.  Definition and Usage..........................................45




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                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER dated as of January 25, 1998 (the "AGREEMENT") between Digital Equipment Corporation, a Massachusetts corporation (the "COMPANY"), and Compaq Computer Corporation, a Delaware corporation ("PARENT").

        The parties hereto agree as follows:



                                    ARTICLE 1

                                   THE MERGER

        SECTION 1.1. The Merger. (a) At the Effective Time, a newly formed wholly-owned subsidiary (as defined in Section 10.15) of Parent ("MERGER SUBSIDIARY") shall be merged (the "MERGER") with and into the Company in accordance with the Massachusetts Business Corporation Law ("MBCL"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

        (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, the Company and Merger Subsidiary will file articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the Commonwealth of Massachusetts and make all other filings or recordings required by the MBCL in connection with the Merger. The "EFFECTIVE TIME" shall be the date and time specified in the Articles of Merger.

        (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the MBCL.

        SECTION 1.2. Shareholder Approval. This Agreement shall be submitted for adoption and approval to the holders of shares of common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK"), and the conversion of the Series A 8-_% Cumulative Preferred Stock, par value $1.00 per share ("COMPANY PREFERRED STOCK", and together with Company Common Stock, "COMPANY STOCK") contemplated by the Agreement shall be submitted to the holders of shares of Company Preferred Stock, in each case at the Company Stockholder Meeting (as defined herein) in accordance with the provisions of this Agreement. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Common Stock, voting as a class (the "COMMON STOCKHOLDER APPROVAL"), is



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required to approve this Agreement. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Preferred Stock, voting as a class (the "PREFERRED STOCKHOLDER APPROVAL"), is required to approve the conversion of the Company Preferred Stock contemplated by this Agreement, it being understood that obtaining the Preferred Stockholder Approval shall not be required in order to consummate the Merger.

        SECTION 1.3. Conversion of Shares. At the Effective Time:

        (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time, together with the rights ("RIGHTS") attached thereto issued pursuant to the Rights Agreement dated as of December 11, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "RIGHTS AGREEMENT"), shall (except as otherwise provided in Section 1.03(c) and except for shares held by a Dissenting Holder (as defined herein)) be converted into the right to receive (i) 0.945 shares (the "COMMON STOCK CONSIDERATION") of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") and
(ii) $30.00 in cash (the "CASH CONSIDERATION"). The Common Stock Consideration and the Cash Consideration shall be referred to collectively herein as the "MERGER CONSIDERATION."

        (b) Each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.03(c) and except for shares held by a Dissenting Holder) be converted into the right to receive one validly issued, fully paid and nonassessable share of Series A Cumulative Preferred Stock of Parent (the "NEW PARENT PREFERRED STOCK") which shall have the same rights, privileges and preferences with respect to Parent as the Company Preferred Stock now has with respect to the Company, and the terms of the New Parent Preferred Stock shall be identical to those contained in the Company's Restated Articles of Organization, as amended (the "ARTICLES OF ORGANIZATION") as currently in effect, except that (i) as a result of the Merger the issuer thereof shall be Parent rather than the Company and
(ii) the par value shall be $0.01 per share; provided, however, that if the Preferred Stockholder Approval is not obtained, then each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.03(c)) remain issued and outstanding after the Merger as Company Preferred Stock. The rights, privileges and preferences of the New Parent Preferred Stock will be set forth in the "PARENT CERTIFICATE OF DESIGNATION". If the Preferred Stockholder Approval is obtained, in accordance with the Deposit Agreement dated as of March 1, 1994 among the Company, Citibank, N.A., as depositary, and the holders from time to time of the receipts described therein (the "DEPOSIT AGREEMENT"), the depositary shares of the Company representing one-fourth of a share of Company Preferred Stock (the "COMPANY DEPOSITARY SHARES") will represent one-fourth of a share of the New



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Parent Preferred Stock and any required action to issue depositary shares of
Parent representing one-fourth of a share of New Parent Preferred Stock ("PARENT DEPOSITARY SHARES") in exchange for Company Depositary Shares shall be promptly taken.

        (c) Each share of Company Stock held by the Company as treasury stock or owned by Parent or any of its subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

        (d) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (other than any Company Preferred Stock if the Preferred Stockholder Approval is not obtained).

        SECTION 1.4. Dissenter's Rights. (a) No conversion under Section 1.03 hereof shall be made with respect to the shares of Company Common Stock or Company Preferred Stock held by a Dissenting Holder; provided, however, that each share of Company Common Stock or, if the Preferred Stockholder Approval is obtained, Company Preferred Stock, as the case may be, outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into the Merger Consideration or the New Parent Preferred Stock (if the Preferred Stockholder Approval has been obtained), as the case may be, as set forth in Section 1.03 hereof. The term "DISSENTING HOLDER" shall mean a holder of the Company Common Stock or, if the Preferred Stockholder Approval is obtained, Company Preferred Stock, as the case may be, who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Company Common Stock or Company Preferred Stock, as the case may be.

        (b) Any Dissenting Holder (i) who files with the Company a written objection to the Merger before the taking of the votes to approve this Agreement by the shareholders of the Company and who states in such objection that he intends to demand payment for his shares if the Merger is concluded and (ii) whose shares are not voted in favor of the Merger shall be entitled to demand payment from the Company for his shares of Company Common Stock or Company Preferred Stock, as the case may be, and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

        SECTION 1.5. Surrender and Payment. (a) Prior to the Effective Time, Parent


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shall appoint an agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Company Common Stock and Company Preferred Stock (if the Preferred Stockholder Approval is obtained) (other than shares held by a Dissenting Holder) (collectively, the "CERTIFICATES") for the Merger Consideration and shares of New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained), respectively. As of the Effective Time, Parent will make available to the Exchange Agent, as needed, the Merger Consideration and the New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) to be paid in respect of shares of Company Common Stock and Company Preferred Stock (if the Preferred Stockholder Approval is obtained). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Common Stock and Company Preferred Stock (if the Preferred Stockholder Approval is obtained) (other than a Dissenting Holder), at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

        (b) Each holder of shares of Company Common Stock and Company Preferred Stock (if the Preferred Stockholder Approval is obtained) that have been converted into the right to receive the Merger Consideration or New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained), respectively, will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration or the New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) in respect of the Company Common Stock and Company Preferred Stock (if the Preferred Stockholder Approval is obtained), respectively, represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration or New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained), as applicable.

        (c) If any portion of the Merger Consideration or the New Parent Preferred Stock is to be paid to a person (as defined in Section 10.15) other than the person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes (as defined in Section 10.15) required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock (if the Preferred Stockholder Approval is obtained). If, after the Effective Time, Certificates



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(other than Certificates representing Company Preferred Stock if the Preferred
Stockholder Approval is not obtained) are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article.

        (e) Any portion of the Merger Consideration or New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) made available to the Exchange Agent pursuant to Section 1.05(a) that remains unclaimed by the holders of shares of Company Common Stock or Company Preferred Stock (if the Preferred Stockholder Approval is obtained), respectively, six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock or Company Preferred Stock (if the Preferred Stockholder Approval is obtained) for the Merger Consideration or New Parent Preferred Stock, respectively, in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration or issuance of New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) in respect of such shares of Company Common Stock or Company Preferred Stock (if the Preferred Stockholder Approval is obtained). Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock or Company Preferred Stock for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock or Company Preferred Stock (if Preferred Stockholder Approval is obtained) two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

        (f) No dividends, interest or other distributions with respect to securities of Parent constituting part of the Merger Consideration or New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of Parent have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

        SECTION 1.6. Stock Options. As of the Effective Time, each option to purchase shares of Company Common Stock outstanding under any employee or director stock option or compensation plan or arrangement of the Company shall be canceled, and Parent shall issue in exchange therefor a fully vested and exercisable option to purchase shares of Parent Common Stock (a "SUBSTITUTE OPTION"). Such Substitute Option shall be a non-qualified stock option and shall not be subject to



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favorable tax treatment in the United States or any other jurisdiction. The number of shares of Parent Common Stock subject to such Substitute Option (rounded to the nearest whole share) and the exercise price thereunder (rounded to the nearest whole cent) shall be computed in compliance with the requirements of Section 424(a) of the Internal Revenue Code of 1986 (the "CODE") and such Substitute Option shall be subject to all of the other terms and conditions of the original option to which it relates. Prior to the Effective Time, the Company will obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section. Except as expressly set forth in this Section, the Company will not, after the date hereof, without the written consent of Parent, (i) amend any outstanding option to acquire shares of Company Stock or (ii) grant any stock option or other stock-based compensation award. Notwithstanding the foregoing, all options to acquire shares of Company Common Stock will be amended to allow employees who are holders of outstanding options on the date of their termination of employment to exercise such options for a period of thirty (30) days (or until the end of the original option term if earlier) following a termination of employment for any reason (unless the applicable option agreement provides for a longer period of post-termination exercise with respect to such termination, in which case such longer period shall apply).

        SECTION 1.7. Employee Stock Purchase Plans. As of the earlier of May 31, 1998 or Effective Time (the "TERMINATION DATE"), the Company's 1968 Employee Stock Purchase Plan and the 1981 International Employee Stock Purchase Plan shall be terminated. The rights of participants in such Plans with respect to any offering period then underway under such Plan shall be determined by treating the last business day prior to the Termination Date as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plans. Prior to the Termination Date, the Company shall take all actions (including, if appropriate, amending the terms of such Plans) that are necessary to give effect to the transactions contemplated by this Section.

        SECTION 1.8. Stock Units. As of the Effective Time, each outstanding stock unit under the Company's Deferred Compensation Plan for Executives and the Company's Deferred Compensation Plan for Non-Employee Directors shall be amended or converted into a similar instrument of Parent, in each case with such adjustments as are appropriate to preserve the value inherent in such Company stock units with no detrimental effects on the holders thereof. The other terms of each such Company stock units, and the plans or agreements under which they were issued to the extent they relate to such Company stock units, shall continue to apply


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in accordance with their terms. Nothing herein shall require Parent or any of its subsidiaries to allow any additional deferrals into stock units under any such plans on and after the Effective Time.

        SECTION 1.9. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change (other than cancellation of the Company's 1968 Employee Stock Purchase Plan and the 1981 International Employee Stock Purchase Plan) in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be adjusted appropriately.

        SECTION 1.10. Fractional Shares; Options on Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price of the Parent Common Stock on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled. No options covering fractional shares of Parent Common Stock shall be issued in the Merger.

        SECTION 1.11. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

        SECTION 1.12. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or New Parent Preferred Stock (if the Preferred Stockholder Approval



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is obtained) to be paid in respect of the shares of Company Common Stock or
Company Preferred Stock (if the Preferred Stockholder Approval is obtained), respectively, represented by such Certificates as contemplated by this Article.

        SECTION 1.13. Closing. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 8, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

                                    ARTICLE 2

                            THE SURVIVING CORPORATION

        SECTION 2.1. Articles of Organization. The Articles of Organization of the Company in effect at the Effective Time shall be the Articles of Organization of the Surviving Corporation until amended in accordance with applicable law.

        SECTION 2.2. Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        SECTION 2.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers (as defined in Section 10.15) of the Company at the Effective Time shall be the officers of the Surviving Corporation.



                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent that, except for inaccuracies in the representations and warranties resulting from compliance by the Company with any of its obligations under this Agreement or actions taken by the Company in accordance with Sections 5.02, 5.03, 7.01 or 7.02 and except as disclosed in the Company Schedule of Exceptions or in the Company SEC Filings (as defined herein) filed prior to the date hereof:


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        SECTION 3.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect (as defined in Section 10.15) on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the Articles of Organization and bylaws of the Company as currently in effect.

        SECTION 3.2. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the holders of Company Common Stock in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. Except for the vote of the holders of Company Preferred Stock contemplated by Section 1.02 (which is not necessary to permit the consummation of the Merger), no other vote of the holders of the Company's capital stock is necessary in connection with the conversion of the Company Preferred Stock contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of the Company.

        (b) The Company's Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), which approval satisfies in full any applicable requirements of the MBCL and any applicable requirements of Chapters 110C, 110D and 110F of the Massachusetts General Law, and (iii) resolved (subject to Section 5.02(b)) to recommend approval and adoption of this Agreement by the holders of Company Common Stock.

        SECTION 3.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than

(a) the filing of the Articles of Merger in accordance with the MBCL, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR ACT"), the Securities Act of 1933 ("1933 ACT"), the Securities Exchange Act of 1934 ("1934 ACT"), foreign or state securities or Blue Sky laws and Council Regulation No. 4064/89 of the European Community (the "EC MERGER REGULATION"), and (c) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

        SECTION 3.4. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby does not and will not (i) violate the Articles of Organization or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or any of its subsidiaries or (iv) result in the creation or imposition of any Lien (as defined herein) on any asset of the Company or any of its subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

        SECTION 3.5. Capitalization. The authorized capital stock of the Company consists of 450,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock of the Company (of which 4,000,000 shares are designated as Series A 8-_% Cumulative Preferred Stock). As of December 27, 1997, there were outstanding 146,789,296 shares of Company Common Stock, 4,000,000 shares of Company Preferred Stock, options to purchase an aggregate of approximately 14,470,000 shares of Company Common Stock at an average exercise price of $43.70 per share and an aggregate of 214,638 shares of Company Common Stock issued or relating to restricted stock awards or other stock-based compensation arrangements. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section and except for changes since December 27, 1997 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, restricted stock, other stock-based compensation awards or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

        SECTION 3.6. Subsidiaries. (a) Each subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company. Each subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company. All material subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended June 28, 1997 ("COMPANY 10-K").

        (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each material subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the 1933 Act. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries, (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries or (iii) options or other rights to acquire from the Company or any of its subsidiaries, or other obligation of the Company or any of its subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of the Company's subsidiaries. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses

(i), (ii) or (iii) above.

        SECTION 3.7. SEC Filings. (a) The Company has delivered to Parent (i) the Company's annual report on Form 10-K for its fiscal year ended June 28, 1997, (ii) its quarterly report on Form 10-Q for its fiscal quarter ended September 28, 1997, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since June 28, 1997 and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission ("SEC") since June 28, 1997 (the documents referred to in this Section 3.07(a) being referred to collectively as the "COMPANY SEC FILINGS"). The Company's quarterly report on Form 10-Q for its fiscal quarter ended September 28, 1997 is referred to herein as the "COMPANY 10-Q".

        (b) As of its filing date, each Company SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

        (c) As of its filing date, each Company SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        SECTION 3.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Filings fairly present, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of September 28, 1997 set forth in the Company 10-Q and "COMPANY BALANCE SHEET DATE" means September 28, 1997.

        SECTION 3.9. Disclosure Documents. (a) The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the

"COMPANY PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on the approval and adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Company Proxy Statement or any amendment or supplement thereto based upon information furnished to the Company by Parent for use therein.

        (b) None of the information furnished to Parent for use in (or incorporation by reference in) the Registration Statement (as defined in Section 4.09(a)) or any amendment or supplement thereto will contain, at the time the Registration Statement or any amendment or supplement thereto becomes effective or at the Effective Time, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

        SECTION 3.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

        (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on the Company (other than adverse effects resulting from the execution and performance of this Agreement, changes in general economic conditions or general changes in the computer industry);

        (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company other than dividends not exceeding $8,875,000 in the aggregate per quarter on the Company Preferred Stock, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries;

        (c) except for amendments to the Company's Rights Agreement contemplated by Section 3.21, any amendment of any material term of any outstanding security of the Company or any of its subsidiaries;

        (d) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

        (e) any creation or other incurrence by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course consistent with past practices;

        (f) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries of the Company made in the ordinary course consistent with past practices;

        (g) as of the date hereof, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries which would, individually or in the aggregate, have a material adverse effect on the Company;

        (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

        (i) any change in any method of accounting, method of tax accounting, or accounting practice by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the 1934 Act;

        (j) any (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company or any of its subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of the Company or any of its subsidiaries (other than ordinary course salary increases for employees other than officers and directors);

        (k) any material labor dispute, other than routine individual grievances, or, to the knowledge (as defined in Section 10.15) of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

        (l) any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company and its subsidiaries, taken as a whole.

        SECTION 3.11. No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

        (a) liabilities or obligations provided for in the Company Balance Sheet or disclosed in the notes thereto;

        (b) other liabilities or obligations, which would not, individually or in the aggregate, have a material adverse effect on the Company; and

        (c)     liabilities or obligations under this Agreement.

        SECTION 3.12. Compliance with Laws and Court Orders. The Company and each of its subsidiaries is and has been in compliance with, and to the knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company.

        SECTION 3.13. Litigation. Except as set forth in the Company SEC Filings prior to the date hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would, individually or in the aggregate, have a material adverse effect on the Company.

        SECTION 3.14. Finder's Fees. Except for Lehman Brothers, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

        SECTION 3.15. Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a material adverse effect on the Company, (i) all tax returns, statements, reports and forms (collectively, the "COMPANY RETURNS") required to be filed with any taxing authority by, or with respect to, the Company and its subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company is a member are true, correct and complete and have been filed in accordance with all applicable laws; (ii) the Company and its subsidiaries have timely paid all taxes shown as due and payable on the Company Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet) and, as of the time of filing, the Company Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its subsidiaries; (iii) the Company and its subsidiaries have made adequate provision in accordance with GAAP for all taxes payable by the Company and its subsidiaries for which no Company Return has yet been filed;
(iv) the charges, accruals and reserves for taxes with respect to the Company and its subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; (vi) neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (vii) neither the Company nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent.

        SECTION 3.16. Employees Benefit Plans. (a) Prior to the date hereof, the Company has provided Parent with a list identifying each material "EMPLOYEE BENEFIT PLAN," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of the Company or any of its affiliates (as defined in Section 10.15) and each material plan or arrangement, (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its affiliates and covers any employee or director or former employee or director of the Company or any of its affiliates, or under which the Company or any of its affiliates has any liability. Such plans are referred to collectively herein as the "COMPANY EMPLOYEE PLANS".

        (b) Each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, order, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Company.

        (c) Neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

        (d) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

        (e) No director or officer or other employee of the Company or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

        (f) Except as set forth in the Company SEC Filings prior to the date hereof, no Company Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its subsidiaries.

        (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such

Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

        SECTION 3.17. Environmental Matters. (a) Except as set forth in the Company SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a material adverse effect on the Company,

                (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

                (ii) the Company is and has been in compliance with all Environmental Laws and all Environmental Permits; and

                (iii) there are no liabilities of or relating to the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

        (b)     The following terms shall have the meaning set forth below:

        "COMPANY" and "ITS SUBSIDIARIES" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of the Company or any of its subsidiaries.

        "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

        "ENVIRONMENTAL PERMITS" means, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such person as currently conducted.

        SECTION 3.18. Purchase Accounting Treatment. The Company intends that the Merger be accounted for under the "purchase" method of accounting.

        SECTION 3.19. Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of Lehman Brothers, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration and the New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) is fair to the holders of Company Common Stock and Company Preferred Stock (if the Preferred Stockholder Approval is obtained), respectively, from a financial point of view, and such opinion has not been withdrawn.

        SECTION 3.20. Patents and Other Proprietary Rights. The Company and its subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights and processes of which the Company is aware that are material to its business as now conducted (collectively the "COMPANY INTELLECTUAL PROPERTY Rights"). Except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company,
(a) the Company and its subsidiaries have not assigned, hypothecated or otherwise encumbered any of the Company Intellectual Property Rights and (b) none of the licenses included in the Company Intellectual Property Rights purports to grant sole or exclusive licenses to another person including, without limitation, sole or exclusive licenses limited to specific fields of use. To the best of the Company's knowledge, the patents owned by the Company and its subsidiaries are valid and enforceable and any patent issuing from patent applications of the Company and its subsidiaries will be valid and enforceable, except as such invalidity or unenforceability would not, individually or in the aggregate, have a material adverse effect on the Company. The Company has no knowledge of any infringement by any other person of any of the Company Intellectual Property Rights, and the Company and its subsidiaries have not, to the Company's knowledge, entered into any agreement to indemnify any other party against any charge of infringement of any of the Company Intellectual Property Rights, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. To the best of the Company's knowledge, the Company and its subsidiaries have not and do not violate or infringe any intellectual property right of any other person, and neither the Company nor any of its subsidiaries have received any communication alleging that it violates or infringes the intellectual property right of any other person, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. Except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company, the Company and its subsidiaries have not been sued for infringing any intellectual property right of another person. None of the Company Intellectual Property Rights or other know-how relating to the business of the Company and its subsidiaries, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company or any affiliate thereof to any person other than those persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law.

        SECTION 3.21. Antitakeover Statutes and Rights Agreement. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby, and neither the provisions of Chapter 110C, 110D, or 110F of the Massachusetts General Laws nor any other antitakeover or similar statute or regulation applies to the transactions contemplated hereby. The Company has taken all action necessary to render the Rights issued pursuant to the terms of the Company's Rights Agreement inapplicable to the Merger, this Agreement, and the other transactions contemplated hereby.



                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company that, except for inaccuracies in the representations and warranties resulting from compliance by Parent with any of its obligations under this Agreement or actions taken by the Company in accordance with Sections 7.01 or 7.02, and except as disclosed in the Parent Schedule of Exceptions or the Parent SEC Filings (as defined herein) filed prior to the date hereof:

        SECTION 4.1. Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. At the Effective Time, Merger Subsidiary will be a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Parent has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect. From the date of its incorporation, Merger Subsidiary will not engage in any activities other than in connection with or as contemplated by this Agreement.

        SECTION 4.2. Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.

        SECTION 4.3. Governmental Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Articles of Merger in accordance with the MBCL, (b) compliance with any applicable requirements of the HSR Act, the 1933 Act, the 1934 Act, foreign or state securities or Blue Sky laws and the EC Merger Regulation, and (c) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of the Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

        SECTION 4.4. Non-contravention. The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Parent or the articles of organization or bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its subsidiaries or to a loss of any benefit to which Parent or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent or any of its subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

        SECTION 4.5. Capitalization. (a) The authorized capital stock of Parent consists of 3,000,000,000 shares of Parent Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 per share ("PARENT PREFERRED STOCK"). No shares of Parent Preferred Stock have been issued. As of December 31, 1997 (adjusted to reflect the two-for-one stock split with a record date of December 31, 1997) there were outstanding 1,518,576,494 shares of Parent Common Stock, 3,337,354 shares of Parent Common Stock held as treasury shares, options to purchase an aggregate of 117,172,850 shares of Parent Common Stock and warrants to purchase an aggregate of 1,050,000 shares of Parent Common Stock. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section and except for changes since December 31, 1997 resulting from the transactions contemplated hereby, the exercise of stock options or the grant of stock based compensation to directors or employees or from the issuance of stock in connection with a merger or other acquisition or business combination determined by Parent's Board of Directors to be in the best interests of Parent and its stockholders, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or
(iii) above.


        (b) The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any preemptive or other similar right.

        SECTION 4.6. Subsidiaries. (a) Each subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on Parent. Each subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Parent. All material subsidiaries of Parent and their respective jurisdictions of incorporation are identified in Parent's annual report on Form 10-K for the fiscal year ended December 31, 1996 ("PARENT 10-K").

        (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each material subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the 1933 Act. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of Parent's subsidiaries, (ii) securities of Parent or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its subsidiaries or (iii) options or other rights to acquire from Parent or any of its subsidiaries, or other obligation of Parent or any of its subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of Parent's subsidiaries. There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (ii) above.

        SECTION 4.7. SEC Filings. (a) Parent has delivered to the Company (i) its annual report on Form 10-K for its fiscal year ended December 31, 1996, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1996, (iii) its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since December 31, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1996 (the documents referred to in this Section 4.07(a) being referred to collectively as the "PARENT SEC FILINGS"). The Parent's quarterly report on Form 10-Q for its fiscal quarter ended September 30, 1997 is referred to herein as the "PARENT 10-Q".

        (b) As of its filing date, each Parent SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

        (c) As of its filing date, each Parent SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d) Each such registration statement as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        SECTION 4.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Filings fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "PARENT BALANCE Sheet" means the consolidated balance sheet of Parent as of September 30, 1997 set forth in the Parent 10-Q and "PARENT BALANCE SHEET DATE" means September 30, 1997.

        SECTION 4.9. Disclosure Documents. (a) The registration statement of Parent to be filed with the SEC with respect to the offering of Parent Common Stock, Parent Preferred Stock, if any, and Parent Depositary Shares, if any, in connection with the Merger (the "REGISTRATION STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished to Parent or Merger Subsidiary by the Company for use therein.

        (b) None of the information furnished to the Company for use in (or incorporation by reference in) the Company Proxy Statement or any amendment or supplement thereto will contain, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company or at the time the stockholders vote on the approval and adoption of this Agreement, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

        SECTION 4.10. Absence of Certain Changes. Since the Parent Balance Sheet Date, the business of Parent and its subsidiaries has been conducted in the ordinary course consistent with past practices, and there has not been:

        (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on Parent (other than adverse effects resulting from the execution and performance of this Agreement, changes in general economic conditions or general changes in the computer industry);

        (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent other than Parent's quarterly cash dividend, or any repurchase, redemption or other acquisition by Parent or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Parent or any of its subsidiaries;

        (c) any change in any method of accounting, method of tax accounting, or accounting practice by Parent or any of its subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the 1934 Act;

        (d) as of the date hereof, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of its subsidiaries which would, individually or in the aggregate, have a material adverse effect on Parent; or

        (e) any material labor dispute, other than routine individual grievances, or, to the knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at the Parent Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

        SECTION 4.11. No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

        (a) liabilities or obligations provided for in the Parent Balance Sheet or disclosed in the notes thereto;

        (b) other liabilities or obligations, which would not, individually or in the aggregate, have a material adverse effect on Parent; and

        (c)     liabilities or obligations under this Agreement.

        SECTION 4.12. Compliance with Laws and Court Orders. Parent and each of its subsidiaries is and has been in compliance with, and to the knowledge of Parent, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent.

        SECTION 4.13. Litigation. Except as set forth in the Parent SEC Filings prior to the date hereof, there is no action, suit, investigation, audit, or proceeding pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would, individually or in the aggregate, have a material adverse effect on Parent.

        SECTION 4.14. Finder's Fees. Except for Greenhill & Co. L.L.C. and Morgan Stanley & Co. Incorporated, a copy of whose respective engagement agreements have been provided to the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

        SECTION 4.15. Taxes. Except as set forth in the Parent Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a material adverse effect on Parent, (i) all tax returns, statements, reports and forms (collectively, the "PARENT RETURNS") required to be filed with any taxing authority by, or with respect to, Parent and its subsidiaries and each affiliated, combined, consolidated or unitary group of which Parent is a member are true, correct and complete and have been filed in accordance with all applicable laws; (ii) Parent and its subsidiaries have timely paid all taxes shown as due and payable on the Parent Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Parent Balance Sheet) and, as of the time of filing, the Parent Returns correctly reflected facts regarding the income, business, assets, operations, activities and the status of Parent and its subsidiaries; (iii) Parent and its subsidiaries have made adequate provision in accordance with GAAP for all taxes payable by Parent and its subsidiaries for which no Parent Return has yet been filed; (iv) the charges, accruals and reserves for taxes with respect to Parent and its subsidiaries reflected on Parent Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Parent or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; (vi) neither the Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (vii) neither the Parent nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Parent was the common parent.

        SECTION 4.16. Employee Benefit Plans. (a) Each Parent Employee Plan, as hereinafter defined, has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, order, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on Parent. For purposes of this Agreement, "PARENT EMPLOYEE PLAN" shall mean each material "EMPLOYEE BENEFIT PLAN" as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each plan or arrangement, (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Parent or any affiliate of Parent and covers any employee or director or former employee or director of Parent or any affiliate of Parent or under which Parent or any affiliate of Parent has any liability.

        (b) At no time has Parent or any person who was at that time an affiliate of Parent maintained an employee benefit plan subject to Title IV of ERISA.

        (c) Each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

        (d) Except as disclosed in writing to the Company prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) by Parent or any of its affiliates relating to, or change in employee participation or coverage under, any Parent Employee Plan which would increase materially the expense of maintaining such Parent Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Parent Balance Sheet Date.

        (e) No director or officer or, to the knowledge of Parent, other employee of Parent or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of Parent or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

        SECTION 4.17. Environmental Matters. Except as set forth in the Parent SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a material adverse effect on Parent,

                (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Parent, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

                (ii) Parent is and has been in compliance with all Environmental Laws and all Environmental Permits; and

                (iii) there are no liabilities of or relating to Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

        "PARENT" and "ITS SUBSIDIARIES" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Parent or any of its subsidiaries.

        SECTION 4.18. Purchase Accounting Treatment. Parent intends that the Merger be accounted for under the "purchase" method of accounting.

        SECTION 4.19. Opinion of Financial Advisor. Parent's Board of Directors has received the opinion of Greenhill & Co. L.L.C. and the opinion of Morgan Stanley & Co. Incorporated, financial advisors to Parent, to the effect that, as of the date of this Agreement, the Merger Consideration and the New Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) is fair to Parent's stockholders from a financial point of view, and such opinion has not been withdrawn.

        SECTION 4.20. Patents and Other Proprietary Rights. (a) Parent and its subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights and processes of which the Parent is aware that are material to its business as now conducted (collectively the "PARENT INTELLECTUAL PROPERTY

RIGHTS"). Except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent, (a) Parent and its subsidiaries have not assigned, hypothecated or otherwise encumbered any of the Parent Intellectual Property Rights and (b) none of the licenses included in the Parent Intellectual Property Rights purports to grant sole or exclusive licenses to another person, including, without limitation, sole or exclusive licenses limited to specific fields of use. To the best of Parent's knowledge, the patents owned by Parent and its subsidiaries are valid and enforceable and any patent issuing from patent applications of Parent and its subsidiaries will be valid and enforceable, except as such invalidity or unenforceability would not, individually or in the aggregate, have a material adverse effect on Parent. Parent has no knowledge of any infringement by any other person of any of the Parent Intellectual Property Rights, and Parent and its subsidiaries have not, to Parent's knowledge, entered into any agreement to indemnify any other party against any charge of infringement of any of the Parent Intellectual Property Rights, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent. To the best of Parent's knowledge, Parent and its subsidiaries have not and do not violate or infringe any intellectual property right of any other person, and neither Parent nor any of its subsidiaries have received any communication alleging that it violates or infringes the intellectual property right of any other person, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent. Except for such matters as would not, individually or in the aggregate, have a material effect on Parent, Parent and its subsidiaries have not been sued for infringing any intellectual property right of another person. None of the Parent Intellectual Property Rights or other know-how relating to the business of Parent and its subsidiaries, the value of which to Parent is contingent upon maintenance of the confidentiality thereof, has been disclosed by Parent or any affiliate thereof to any person other than those persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law.



                                    ARTICLE 5

                            COVENANTS OF THE COMPANY


        The Company agrees that:

        SECTION 5.1. Conduct of the Company. The Company agrees that from the date hereof until the Effective Time, except with the prior written consent of Parent (which shall not be unreasonably withheld or delayed), as set forth in the Company Schedule of Exceptions or as contemplated by this Agreement, the Company and its subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing and subject to the exceptions set forth in the preceding sentence, from the date hereof until the Effective Time:

        (a) the Company will not adopt or propose any change in its Articles of Organization or bylaws;

        (b) the Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of assets of any other person;

        (c) the Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and
(ii) in the ordinary course consistent with past practice;

        (d) the Company will not, and will not permit any of its subsidiaries, to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at the Effective Time;

        (e) except in the ordinary course consistent with past practice, the Company will not, and will not permit any of its subsidiaries to enter into any licensing agreement or other similar arrangement with respect to any Company Intellectual Property Right;

        (f) the Company will not, and will not permit any of its subsidiaries to, (i) grant any severance or termination pay to any current or former employee, officer or director of the Company or any of its subsidiaries,
(ii) increase benefits payable under any existing severance or termination pay policies or employment agreements, (iii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company or any of its subsidiaries, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company or any of its subsidiaries, or (v) increase compensation, bonus or other benefits payable to any current or former director, officer or employee of the Company or any of its subsidiaries, without the prior written consent of the Parent;

        (g) the Company will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

        SECTION 5.2. Stockholder Meeting; Proxy Material. (a) The Company shall, in accordance with applicable law and the Articles of Organization and bylaws of the Company, cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company may, if it receives a bona fide unsolicited Acquisition Proposal (as defined herein), delay the filing or mailing, as the case may be, of the Company Proxy Statement or delay the holding of the Company Stockholder Meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Company's Board of Directors to consider such Acquisition Proposal and to disseminate its recommendation with respect to such Acquisition Proposal to the Company's stockholders a reasonable period of time prior to the Company Stockholder Meeting.

        (b) Except as provided in the next sentence, the Board of Directors of the Company shall recommend approval and adoption of this Agreement by the Company's stockholders. The Board of Directors of the Company shall be permitted to withdraw or modify in a manner adverse to Parent its recommendation to its stockholders, but only if and to the extent that (i) an Acquisition Proposal has been made prior to the time that the Board of Directors of the Company determines to withdraw or modify its recommendation, (ii) the Board of Directors of the Company reasonably concludes in good faith based on advice from its outside counsel that failure to make such withdrawal or modification would present a reasonable probability of violating the fiduciary duties of the Board of Directors under applicable law, and (iii) the Company shall have delivered to Parent, at least one business day prior to such withdrawal or modification, a written notice advising Parent that the Company has received an Acquisition Proposal, identifying the person making such an Acquisition Proposal, setting forth the material terms and conditions of the Acquisition Proposal and indicating that the Board of Directors proposes to withdraw or modify its recommendation.

        SECTION 5.3. Other Offers. From the date hereof until the termination hereof, the Company and its subsidiaries will not, the Company will cause the officers and directors of the Company and any of its subsidiaries not to, and the Company will use reasonable best efforts to cause the financial or legal advisors of the Company and its subsidiaries not to, directly or indirectly, (i) take any action (including, without limitation, redeeming Rights issued pursuant to the Rights Agreement or amending or modifying in any respect the Rights Agreement to facilitate an Acquisition Proposal) to solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that may be considering making, or has made, an Acquisition Proposal; provided, however, that the Company may engage in negotiations with, disclose nonpublic information relating to the Company and any of its subsidiaries and afford access to the properties, books and records of the Company and any of its subsidiaries to, any person who has made an Acquisition Proposal and take such other actions as are customarily undertaken in connection with the negotiation and evaluation and shareholder considerations as contemplated by the final sentence of Section 5.02(b) of an Acquisition Proposal if the Board of Directors of the Company reasonably concludes in good faith based on advice from its outside counsel that the failure to take such action would present a reasonable probability of violating the fiduciary duties of the Board of Directors under applicable law and, in such case, may also redeem Rights issued pursuant to the Rights Agreement or amend or modify in any respect the Rights Agreement to permit another person to effect an Acquisition Proposal; provided further that, prior to any such negotiations, disclosure of nonpublic information, affording of access or taking of other related actions, such person enters into an agreement with the Company on terms substantially identical to the terms of the Confidentiality Agreements as in effect on the date hereof. The Company will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal or request for information) notify Parent in writing of the receipt of any Acquisition Proposal or request for information (which notice shall identify the person making the Acquisition Proposal or request and set forth the material terms and conditions thereof). The Company will keep Parent fully informed of the status and details of any Acquisition Proposal and any request for information. The Company shall, and shall cause its subsidiaries and the directors, officers and financial and legal advisors of the Company and its subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted heretofore with respect to any Acquisition Proposal. Notwithstanding any provision of this Section, nothing in this Section shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under the 1934 Act or from making such disclosure to the Company's stockholders which, in the judgment of the Board of Directors with the advice of outside counsel, is required under applicable law; provided that nothing in this sentence shall affect the obligations of the Company and its Board of Directors under any other provision of this Agreement. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving the Company or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.



                                    ARTICLE 6

                               COVENANTS OF PARENT


        Parent agrees that:

        SECTION 6.1. Conduct of Parent. Parent agrees that from the date hereof until the Effective Time, Parent and its subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, and except with the prior written consent of the Company (which shall not be unreasonably withheld or delayed), as disclosed in the Parent Schedule of Exceptions or as contemplated by this Agreement, from the date hereof until the Effective Time:

        (a) Parent will not adopt or propose any change in its certificate of incorporation or bylaws;

        (b) Parent will not, and will not permit any of its subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at the Effective Time; and

        (c) Parent will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

        SECTION 6.2. Obligations of Merger Subsidiary. Parent will take all action necessary to incorporate Merger Subsidiary and cause it to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        SECTION 6.3. Voting of Shares. Parent agrees to vote all shares of Company Common Stock and Company Preferred Stock beneficially owned by it in favor of adoption of this Agreement and the conversion of the Company Preferred Stock, respectively, at the Company Stockholder Meeting.

        SECTION 6.4. New Parent Preferred Stock. If the Preferred Stockholder Approval is obtained, (a) the Board of Directors of Parent shall, in accordance with the Delaware General Corporation Law ("DGCL") and the Parent Certificate of Incorporation, resolve that shares of New Parent Preferred Stock be issued to holders of Company Preferred Stock in the Merger, and (b) Parent shall execute, acknowledge and file the Parent Certificate of Designation with the Secretary of State of the State of Delaware in accordance with the DGCL.

        SECTION 6.5. Director and Officer Liability. Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "INDEMNIFIED PARTIES") of the Company as provided in its Articles of Organization or bylaws or in any agreement disclosed in writing to Parent prior to the date hereof shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years after the Effective Time, Parent will and will cause the Surviving Corporation to indemnify and hold harmless the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. For six years after the Effective Time, Parent shall and shall cause the Surviving Corporation to maintain in effect the Company's directors' and officers' liability insurance covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

        SECTION 6.6. Registration Statement; Form S-8. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement (and Registration Statements on Form S-8 as necessary to register shares of Parent Common Stock underlying Substitute Options), and shall use its reasonable best efforts to cause the Registration Statement (and such Registration Statements on Form S-8) to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Common Stock and Parent Preferred Stock (if the Preferred Stockholder Approval is obtained) in connection with the Merger or pursuant to Substitute Options.

        SECTION 6.7. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock and, if the Preferred Stockholder Approval is obtained, the Parent Depositary Shares, to be issued in connection with the Merger (and the shares of Parent Common Stock underlying Substitute Options) to be listed on the NYSE, subject to official notice of issuance.

        SECTION 6.8. Employee Benefits. Parent will implement the arrangements previously agreed by the Company and Parent in writing and the Company (with

Parent's prior written consent) shall prior to the Effective Time formalize such arrangements. Except with respect to the arrangements contemplated by the prior sentence and subject to Sections 1.06 through 1.08, Parent agrees to continue each of the Company's various compensation and benefit plans through June 30, 1998. Parent agrees (1) to work with the Company's management with respect to an appropriate transition of compensation and benefit programs for subsequent periods, and (2) to recognize service with the Company and its subsidiaries as service with Parent for all applicable purposes under any compensation or benefit plan of Parent in which any employee of the Company or any of its subsidiaries participates.

        SECTION 6.9. Board Candidate. Parent agrees that, immediately following the Effective Time, it will (a) increase the size of its Board of Directors (the "PARENT BOARD") by one, and (b) cause, subject to the following sentence, the candidate recommended by the Company's Board of Directors immediately prior to the Effective Time (the "COMPANY CANDIDATE") to be elected as a member of the Parent Board. The Company Candidate shall (i) be "INDEPENDENT" as such term is applied under the corporate governance standards of the Parent Board and (ii) be otherwise satisfactory to Parent, in its reasonable judgment. Such candidate shall continue to serve as a director of Parent until the first Annual Meeting of the Parent next following the Effective Time, and, subject to meeting Parent's corporate governance standards applicable to all director nominees, shall be nominated for reelection (to serve one additional one-year term) at such Annual Meeting by the Parent Board.



                                    ARTICLE 7

                       COVENANTS OF PARENT AND THE COMPANY


        The parties hereto agree that:

        SECTION 7.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

        SECTION 7.2. Filings; Other Action. (a) Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) use reasonable best efforts to cooperate with one another in (A) connection with the preparation of the Company Proxy Statement and the Registration Statement, (B) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (C) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals (including, without limitation, those required, if any, to comply with the Connecticut Hazardous Waste Establishment Transfer Act and the New Jersey Industrial Site Recovery Act), and (iii) subject to Section 7.02(b), use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

        (b) Parent and the Company agree to take or cause to be taken the following actions: (i) provide promptly to governmental entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("GOVERNMENT ANTITRUST ENTITY") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; and (ii) without in any way limiting the provisions of Section 7.02(b)(i) above, file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof, and thereafter use its reasonable best efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act. Each of the Company and Parent will provide to the other copies of all correspondence between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 7.02(b). The Company and Parent agree to use its reasonable best efforts to ensure that all meetings and reasonable efforts to ensure that all telephonic calls with a Government Antitrust Entity regarding the transactions contemplated hereby or any of the matters described in this Section 7.02(b) shall include representatives of each of the Company and Parent. Notwithstanding any other provision of this Agreement to the contrary, (i) in connection with seeking such approval of a Governmental Antitrust Entity, neither party shall be obligated to commit to any divestiture transaction and neither party shall be required to agree to sell or hold separate, before or after the Effective Time, any of the Company's or Parent's (or any of their respective subsidiaries') businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets, or take any other action if such divestiture, such restrictions or such other actions would, individually or in the aggregate, materially adversely affect Parent and the Company, taken as a whole, and (ii) no failure to obtain termination of the waiting period under the HSR Act shall be deemed to be a breach hereunder by Parent or the Company.

        SECTION 7.3. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

        SECTION 7.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        SECTION 7.5. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other party hereto of:

        (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

        (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

        (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12, 3.13, 3.17, 4.12, 4.13 or 4.17 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

        SECTION 7.6. Affiliates. The Company shall, prior to the Effective Time, deliver to Parent a letter identifying all known persons who are, at the time of the Company Stockholder Meeting, in the Company's reasonable judgment, "AFFILIATES" of the Company under Rule 145 of the 1933 Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to obtain a written agreement in customary form from each person who may be so deemed as soon as practicable and, in any event, prior to the Effective Time.

        SECTION 7.7. Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company and Parent will give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, furnish to the other party and its representatives such financial and other data and information as such party and its representatives may reasonably request and instruct its own employees and representatives (including, without limitation, insurance agents and underwriters) to cooperate with the other party in its investigations. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and Parent, as the case may be. No investigation pursuant to this Section shall affect any representation or warranty made by any party hereunder.

        (b) All information obtained by Parent or the Company pursuant to this Section shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the two Confidentiality Agreements, dated December 1, 1997 between Parent and the Company (the "CONFIDENTIALITY AGREEMENTS").



                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

        SECTION 8.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Company Common Stock in accordance with the Company's Articles of Organization and the MBCL;

        (b) any applicable waiting period under the HSR Act and the EC Merger Regulation relating to the Merger shall have expired or been terminated;

        (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit the consummation of the Merger;

        (d) the Registration Statement shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

        (e) the shares of Parent Common Stock to be issued in the Merger (as well as the shares of Parent Common Stock to be issued upon exercise of Substitute Options) and the Parent Depositary Shares (if the Preferred Stockholder Approval shall have been obtained) shall have been approved for listing on the NYSE, subject to official notice of issuance; and

        (f) if the Preferred Stockholder Approval shall have been obtained, Parent shall have executed, acknowledged and filed the Parent Certificate of Designation in accordance with the DGCL.

        SECTION 8.2. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions: the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and Parent shall have received a certificate signed by an executive officer of the Company (which certificate shall not impose any personal liability on such officer) to the foregoing effect.

         SECTION 8.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions: Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate signed by an executive officer of Parent (which certificate shall not impose any personal liability on such officer) to the foregoing effect.



                                    ARTICLE 9

                                   TERMINATION

        SECTION 9.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Board of Directors of the Company or Parent or the stockholders of the Company):

        (a) by mutual written agreement of the Company and Parent;

        (b) by either the Company or Parent, if

              (i) the Merger has not been consummated on or before November 1, 1998; provided that the right to terminate this Agreement pursuant to this clause 9.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

              (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause 9.01(b)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree; or

              (iii) the Common Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof; or

        (c) by Parent, if (x) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or (y) there shall have been any material breach of any provision of Section 5.02(a) or 5.03.

        The party desiring to terminate this Agreement pursuant to this Section
9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

        SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in Sections 7.07(b), 10.04, 10.05, 10.06, 10.07 and 10.08 shall survive the termination hereof and (ii) no such termination shall release any party of any liabilities or damages resulting from any willful or grossly negligent breach by that party of any provision of this Agreement.



                                   ARTICLE 10

                                  MISCELLANEOUS

        SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Parent or Merger Subsidiary, to:

                           J. David Cabello, Esq.
                           Senior Vice President
                           General Counsel and Secretary
                           Compaq Computer Corporation
                           20555 SH 249
                           Houston, TX 77070
                           Fax: 281-518-8209
                           with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017
                           Fax: (212) 450-4800
                           Attention:  Chris Mayer, Esq.

        if to the Company, to:

                           Thomas C. Siekman, Esq.
                           Senior Vice President and General Counsel
                           Digital Equipment Corporation
                           111 Powder Mill Road
                           Maynard, MA 01754-1499
                           Fax: (978) 493-7374

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Fax: (212) 735-2000
                           Attention: Roger S. Aaron, Esq.

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 10.2. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for the agreements set forth in Sections 6.05, 6.08, 6.09, 7.07(b), 10.05, 10.06, 10.07 and 10.08.

         SECTION 10.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the holders of Company Common Stock, no such amendment or waiver shall, without the further approval of such stockholders, reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.4. Expenses. (a) Except as otherwise provided in this Section, and except for all transfer taxes which shall be paid by the Company, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        (b) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to $240 million (the "TERMINATION FEE") if:

              (i)  this Agreement is terminated by Parent pursuant to
                   Section 9.01(c);

             (ii) (A) prior to the termination of this Agreement, a bona fide Acquisition Proposal is commenced, publicly proposed or publicly disclosed and (B) this Agreement is terminated by the Company pursuant to Section 9.01(b)(i) or by the Company or Parent pursuant to Section 9.01(b)(iii); or

            (iii)  (A) this Agreement is terminated by Parent pursuant to
                   Section 9.01(b)(i), (B) the Company Stockholder Meeting shall not have been held prior to the date of such termination, and
                   (C) the Company shall have delayed the holding of the Company Stockholder Meeting pursuant to the final sentence of
                   Section 5.02.

The Company shall pay the Termination Fee promptly, but in no event later than two business days, after the termination of this Agreement pursuant to clause
(i), (ii) or (iii) above. Notwithstanding the previous sentence, in the event of a termination of the Agreement by Parent pursuant to clause (ii) or (iii) above, 50% of the Termination Fee shall be payable at the time set forth in the immediately preceding sentence and 50% of the Termination Fee shall be payable concurrently with the consummation of a Significant Acquisition Proposal within 12 months of the termination of this Agreement. "SIGNIFICANT ACQUISITION PROPOSAL" means an Acquisition Proposal involving the acquisition of at least 50% of the Company Common Stock or at least 50% of the assets of the Company.

        (c) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to Parent's reasonable expenses incurred in connection with this transaction (but not to exceed $25 million) if (x) this Agreement shall have been terminated pursuant to Section 9.01(b)(i), (y) any representation or warranty made by the Company in this Agreement shall not have been true and correct as of the date hereof, and (z) the condition in Section
8.02 relating to representations and warranties shall not have been satisfied; provided, however, that in no event shall any payment be due pursuant to this subsection (c) in the event that a Termination Fee is payable pursuant to subsection (b) above. Such payment shall be made promptly, and in no event later than two business days, after such termination.

        (d) Parent agrees to pay the Company in immediately available funds by wire transfer an amount equal to the Company's reasonable expenses incurred in connection with this transaction (but not to exceed $25 million) if (x) this Agreement shall have been terminated pursuant to Section 9.01(b)(i), (y) any representation or warranty made by Parent in this Agreement shall not have been true and correct as of the date hereof, and (z) the condition in Section 8.03 relating to representations and warranties shall not have been satisfied. Such payment shall be made promptly, and in no event later than two business days, after such termination.

        SECTION 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

        SECTION 10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, except that the Merger shall be governed by the law of Massachusetts.

        SECTION 10.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

        SECTION 10.8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 10.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This

Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except for Sections 1.06, 1.07, 1.08 and 6.08, which shall not be effective until the Effective Time, no provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        SECTION 10.10. Entire Agreement. This Agreement and the Confidentiality Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

        SECTION 10.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        SECTION 10.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parts. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 10.13. Merger Subsidiary. As soon as practicable hereafter, Parent shall cause Merger Subsidiary to become a party to this Agreement in accordance with the terms and provisions of the MBCL. Parent and the Company each hereby agree that Merger Subsidiary shall become a party to this Agreement upon the execution and delivery to Parent and the Company of a supplemental agreement meeting the requirements of the MBCL without any further action on the part of either Parent or the Company.

        SECTION 10.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 10.15. Definition and Usage. (a) For purposes of this Agreement:

        "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

        "KNOWLEDGE" of any person which is not an individual means the knowledge of such person's officers after reasonable inquiry.

        "MATERIAL ADVERSE EFFECT" means, when used in connection with Parent or the Company, any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, as the case may be.

        "OFFICER" means any executive officer of Parent or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

        "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "SUBSIDIARY" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

        "TAXES" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

        A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

        (b) Each of the following terms is defined in the Section set forth below:

1933 Act...............................................................3.03
1934 Act...............................................................3.03
Acquisition Proposal...................................................5.03
Articles of Merger..................................................1.01(b)
Articles of Organization............................................1.03(b)
Cash Consideration..................................................1.03(a)

Certificates........................................................1.05(a)
Closing................................................................1.13
Closing Date...........................................................1.13
Code...................................................................1.06
Common Stock Consideration..........................................1.03(a)
Common Stockholder Approval............................................1.02
Company 10-K........................................................3.06(a)
Company 10-Q....................................................3.07(a)(iv)
Company Balance Sheet..................................................3.08
Company Balance Sheet Date.............................................3.08
Company Candidate......................................................6.09
Company Common Stock...................................................1.02
Company Depositary Shares...........................................1.03(b)
Company Employee Plans..............................................3.16(a)
Company Intellectual Property Rights...................................3.20
Company Preferred Stock................................................1.02
Company Proxy Statement.............................................3.09(a)
Company Returns........................................................3.15
Company SEC Filings.............................................3.07(a)(iv)
Company Stock..........................................................1.02
Company Stockholder Meeting.........................................5.02(a)
Confidentiality Agreements..........................................7.07(b)
Deposit Agreement...................................................1.03(b)
DGCL...................................................................6.04
Dissenting Holder...................................................1.04(a)
EC Merger Regulation...................................................3.03
Effective Time......................................................1.01(b)
Environmental Laws..................................................3.17(b)
Environmental Permits...............................................3.17(b)
ERISA...............................................................3.16(a)
Exchange Agent......................................................1.05(a)
Exchange Agent Agreement...............................................1.10
GAAP...................................................................3.08
Government Antitrust Entity.........................................7.02(b)
HSR Act................................................................3.03
Indemnified Parties....................................................6.05
Lien...................................................................3.04
MBCL................................................................1.01(a)
Merger.................................................................1.01
Merger Consideration................................................1.03(a)
Merger Subsidiary......................................................1.01
New Parent Preferred Stock..........................................1.03(b)
NYSE...................................................................1.10

Parent 10-K.........................................................4.06(a)
Parent 10-Q.....................................................4.07(a)(iv)
Parent Balance Sheet...................................................4.08
Parent Balance Sheet Date..............................................4.08
Parent Board...........................................................6.09
Parent Certificate of Designation...................................1.03(b)
Parent Common Stock.................................................1.03(a)
Parent Depositary Shares............................................1.03(b)
Parent Employee Plan...................................................4.16
Parent Intellectual Property Rights....................................4.20
Parent Preferred Stock..............................................4.05(a)
Parent Returns.........................................................4.15
Parent SEC Filings..............................................4.07(a)(iv)
Preferred Stockholder Approval.........................................1.02
Registration Statement..............................................4.09(a)
Rights..............................................................1.03(a)
Rights Agreement....................................................1.03(a)
SEC.............................................................3.07(a)(iv)
Significant Acquisition Proposal...........................................
Substitute Option......................................................1.06
Superior Proposal......................................................5.03
Surviving Corporation...............................................1.01(a)
Termination Date.......................................................1.07
Termination Fee.......................................................10.04

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

                                  DIGITAL EQUIPMENT CORPORATION


                                  By: /s/ Robert B. Palmer
                                      ----------------------------------------
                                      Robert B. Palmer
                                      Chairman of the Board, President
                                      and Chief Executive Officer


                                  By: /s/ Vincent J. Mullarkey
                                      ----------------------------------------
                                      Vincent J. Mullarkey
                                      Senior Vice President, Finance and Chief
                                      Financial Officer and Assistant Treasurer



                                  COMPAQ COMPUTER CORPORATION


                                  By: /s/ Eckhard Pfeiffer
                                      ----------------------------------------
                                      Eckhard Pfeiffer
                                      President and Chief Executive Officer






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